TEMPORARY OCCUPANCY AGREEMENT FOR MINING EXPLORATION BY _____________________________,  BY HIS OWN RIGHT, (HEREINAFTER THE “LAND OWNER”) AND CALGOLD DE MEXICO S DE R.L. DE C.V., REPRESENTED HEREIN JOINTLY BY ABDON HUMBERTO HERNANDEZ MARTINEZ, MARIO FRANCISCO MARTINEZ CARRERA ANDRADE AND ADRIAN GALVAN ZIRES, (HEREINAFTER THE COMPANY) PURSUANT TO THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS:

1. The LAND OWNER states he is the owner of the north fraction of the property called “El Peñasco” located in the Township of Moctezuma, Sonora, with an area of 3,701-68-15 hectares, as evidenced in deed number Ten Thousands four hundred Ninety-eight dated in august 28 of 1990 executed before Notary Public number 68 of Hermosillo Sonora, registered in the public registry of real estate and commerce of Cumpas Sonora on September 19 of 1990 under number 3482 of the first section, volume XXIX.

2. The LAND OWNER states, that at the date of signing of this contract the land is not affected by ejido land grants, or any other limitation of any kind which restricts its occupation and use in whole or in part the surface, so it is in material and legal conditions to grant this occupation for the purposes of this contract.

3. The LAND OWNER further states to be resident in _________________.

4. The COMPANY states that it is a corporation organized under the laws of Mexico.

5. The COMPANY’s legal’s representatives states that they has the powers to enter into this agreement, same which have not been revoked, modified or limited in any way.

6. The COMPANY is located at Prolongación Paseo de la Reforma 115-PH, Colonia Paseo de las Lomas, delegación Álvaro Obregón, Zipe Code 01330,  México Distrito Federal.

7. The COMPANY’s activities, among others, is the exploration and mining, having  an option to acquire  certain concessions, numbers 082/323550 232498 y 082/32407 232859, belonging to the mining lots known’s as La Viuda and La Viuda 1, located at the township of Moctezuma, Sonora, issued by the Ministry of Economy and registered in the Public Registry of Mining & Mining Rights (the “Mining Concessions”).

8. The COMPANY states that it requires access to and passage through the land owned by the LAND OWNER, in an area of 30 hectares located at inside surface that covers the Mining Concession.

Both parties agree to enter into this Agreement for temporary occupation of land without existence of vices of consent such as fraud, bad faith, error, ignorance or extreme necessity, in accordance with the provisions of Articles 27 Fraction VII of the Constitution of the United Mexican States, 1, 10, 19, 21 and other related and applicable to the Mining Law, pursuant to the following:

CLAUSES

FIRST - The parties recognize each other's character and personality with which they have signed this contract.

SECOND - The LAND OWNER hereby grants by way of temporary occupation in favor of the COMPANY, an area of 30 hectares located within the 3,701-68-15 hectares of his property constituting in this act a voluntary servitude or easement of way in favor of the COMPANY so that it moves freely along the roads that are within its surface; as well as it grants permission to the COMPANY to perform its own and necessary work for mineral exploration under the mining concession it has.

THIRD - Within the area of the servitude or easement, the COMPANY is empowered by the  LAND OWNER, to perform the work and / or activities of mineral exploration, no limitations other than those expressly indicated by the applicable laws.

FOURTH - In return for the voluntary servitude or easement and the exploration permit referred to the preceding clauses, the COMPANY agrees to pay to the LAND OWNER, in a single front payment, the amount of $14,400.00 USD (FOURTEEN THOUSAND FOUR HUNDRED DOLLARS STATES OF AMERICA), for each year that the COMPANY requires access and conducts exploration work on the land owned by the LAND OWNER, access shall commence the day after the date of signature of this contract.

FIFTH - During the term of this contract, the LAND OWNER authorizes the COMPANY to perform the activities of exploration, to build roads, alternate or additional to existing ones.

SIXTH - The COMPANY undertakes to perform only its own activities and mineral exploration in the area referred to the second clause of this contract, so that at the end of its term, is obliged to vacate and deliver the surface area of this agreement with all accessions in favor of the LAND OWNER, within sixty calendar days following the end of its term. Except if this contract is renewed before its termination, in which case  the COMPANY is entitled to maintain the occupation of land by the time it has extended its term.

SEVENTH - In the event that once the mining exploration activities by the  COMPANY results in the possibility and interest to carry out the exploitation of mineral deposits located within the land owned by the LAND OWNER, both parties  agree that in due course will discuss, on efforts of good faith, the terms and conditions for execution of the exploitation agreement.

EIGHTH - The agreement be in force one year, starting the next day to sign, with the ability to renew for two equal periods in the same terms agreed by the parties.

NINTH - Both parties agree to request the registration of this instrument with the Delegation of the municipality of Campus Sonora’s Public Registry of Property, to be known by third parties.

TENTH - for any communication in relationship with the agreement, the parties designate as his domicile:

LAND OWNER

THE COMPANY

Prolongación Paseo de la Reforma 115-PH, Colonia Paseo de las Lomas, delegación Álvaro Obregón, Código Postal 01330,  México Distrito Federal.

ELEVEN - Failure to comply with any of the preceding clauses, performance or enforcement hereof, the parties expressly submit to the laws and courts of the city of Hermosillo, Sonora.

After having read the contents of this contract, the parties ratify and sign, respectively in México City and the city of Hermosillo, Sonora, on May __, 2011, it being aware of its contents and legal scope all purposes as appropriate.

The LANDOWNER

The Company

CAL GOLD DE MEXICO, S DE RL DE CV
LEGAL REPRESENTATIVE